Exhibit 10.2

                          SECURITIES PURCHASE AGREEMENT

         This SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of the 9th day of April, 2007 (the "Effective Date") by and between Advancis Pharmaceutical Corporation, a Delaware corporation, with its principal office at 20425 Seneca Meadows Parkway, Germantown, Maryland 20876 (the "Company"), and the several purchasers identified in the attached Exhibit A (individually, a "Purchaser" and collectively, the "Purchasers").

         WHEREAS, the Company desires to issue and sell to the Purchasers an aggregate of approximately 10,155,000 shares (the "Shares") of the authorized but unissued shares of common stock, $0.01 par value per share, of the Company (the "Common Stock"); and (ii) warrants in the form attached as Exhibit B to purchase an aggregate of approximately 7,616,250 shares of Common Stock (each, a "Warrant," and collectively, the "Warrants"); and

         WHEREAS, the Purchasers, severally, wish to purchase the Shares and the Warrants on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

         1.       Definitions. As used in this Agreement, the following terms
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shall have the following respective meanings:

                           (a) "Affiliate" of a party means any corporation or other business entity controlled by, controlling or under common control with such party. For this purpose "control" shall mean direct or indirect beneficial ownership of fifty percent (50%) or more of the voting or income interest in such corporation or other business entity.

                           (b) "Agreement" means this Securities Purchase Agreement.

                           (c)      "Business Day" means any day except
         Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

                           (d) "Closing Dates" means the dates of the First Closing and the Additional Closing.

                           (e) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

                           (f) "Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of the date hereof, among the Company and the Purchasers.

                           (g) "Operative Agreements" shall mean the Registration Rights Agreement and the Warrant together with this Agreement.

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                           (h)      "Majority Purchasers" shall mean Purchasers
         which, at any given time, hold greater than fifty percent (50%) of the voting power of the outstanding Shares, that have not been resold pursuant to an effective registration statement under the Securities Act or Rule 144 under the Securities Act.

                           (i) "Rules and Regulations" shall mean the rules and regulations of the SEC.

                           (j) "SEC" shall mean the Securities and Exchange Commission.

                           (k) "SEC Documents" shall have the meaning set forth in Section 3.26 below.

                           (l) "Securities" shall mean the Shares, the Warrants and the Underlying Shares.

                           (m) "Securities Act" shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

                           (n) "Subsidiary" of any entity means another entity, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first entity.

                           (o) "Trading Day" means(a) if the Common Stock is listed or quoted on the NASDAQ Global Market, then any day during which securities are generally eligible for trading on the NASDAQ Global Market, or (b) if the Common Stock is not then listed or quoted and traded on the NASDAQ Global Market, then any Business Day.

                           (p) "Underlying Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrants.

         2.       Purchase and Sale of Securities.
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                           2.1      Purchase and Sale. Subject to and upon the
         terms and conditions set forth in this Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser, severally, hereby agrees to purchase from the Company, on the Closing Dates, (i) the number of shares of Common Stock set forth opposite the name of such Purchaser under the heading "Number of Shares to be Purchased" on Exhibit A hereto, at a purchase price of $2.27 per share and (ii) a Warrant to purchase the number of Underlying Shares set forth opposite the name of such Purchaser under the heading "Number of Shares Underlying the Warrant" on Exhibit A (which number of Underlying shares shall equal 0.75 share of Common Stock for every one Share purchased by the Purchaser), having an exercise price of $2.27 per Underlying Share, at a purchase price of $0.125 per Underlying Share. The total purchase price payable by each Purchaser for the Securities that such Purchaser is hereby agreeing to purchase is set forth opposite the name of such Purchaser under the heading "Aggregate Purchase Price" on Exhibit A hereto. The aggregate purchase price payable by the Purchasers to the Company for all of the Securities shall be approximately $24,003,881.

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                           2.2      Closings. The first closing of the
         transactions contemplated under this Agreement (the "First Closing") shall take place at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, counsel to the Company, on the second business day after the Company shall have given written notice (the "Closing Notice") to the Purchasers that all of the conditions precedent set forth in Section 5.1 have been satisfied in full or at such other location, date and time as may be agreed upon between the Majority Purchasers and the Company. At the First Closing, the Company shall deliver to each Purchaser listed on Exhibit A hereto as participating in the First Closing a single stock certificate and a single Warrant representing the number of Securities purchased by such Purchaser, each to be registered in the name of such Purchaser, or in such nominee's or nominees' name(s) as designated by such Purchaser in writing in the form of the Investor Questionnaire attached hereto as Appendix I, against payment of the purchase price therefor by wire transfer of immediately available funds to such account or accounts as the Company shall designate in writing. Upon the completion of the First Closing, an additional closing, which shall take place on April 18, 2007 (the "Additional Closing"), will become unconditional. At the Additional Closing which shall take place at the offices of Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, counsel to the Company, the Company shall deliver to the Purchasers, listed on Exhibit A hereto as participating in the Additional Closing, a single stock certificate and a single Warrant representing the number of Securities purchased by such Purchaser, to be registered in the name of such Purchaser, or in such nominee's or nominees' name(s) as designated by such Purchaser in writing in the form of the Investor Questionnaire attached hereto as Appendix I, against payment of the purchase price therefor by wire transfer of immediately available funds to such account or accounts as the Company shall designate in writing.

         3.       Representations and Warranties of the Company. The Company
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hereby represents and warrants to each of the Purchasers as follows:

                           3.1 Incorporation. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of Delaware with full power and authority (corporate and other) to own, lease and operate, as the case may be, its properties and conduct its business as now conducted; and the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of the business conducted by it, or its ownership or leasing of property, or its employment of employees or consultants therein, makes such qualification necessary, except where the failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business, properties, or results of operations of the Company ("Material Adverse Effect"). The Company has not received a written notification that any proceeding has been instituted in

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         any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification, and to the Company's knowledge, no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification. The Company is in possession of and operating in material compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect. The Company is not in violation of its charter or bylaws. Except as disclosed in the SEC Documents the Company does not own or control, directly or indirectly, any corporation, association or other entity. Complete and correct copies of the certificate of incorporation (the "Certificate of Incorporation") and bylaws (the "Bylaws") of the Company as in effect on the Effective Date have been filed by the Company with the SEC. The business described in the SEC Documents is carried on primarily by the Company and the Company does not have any Subsidiary that constitutes a "Significant Subsidiary" as such term is defined in Item 1-02(w) of Regulation S-X.

                           3.2 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and the other Operative Agreements and to perform the transactions contemplated hereby and thereby. The Operative Agreements have been duly authorized, executed and delivered by the Company and are valid and binding agreements on the part of the Company, enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The performance of this Agreement and the other Operative Agreements and the consummation of the transactions herein and therein contemplated will not result in (A) any violation of the Certificate of Incorporation or Bylaws of the Company or (B) a breach or violation of any of the terms and provisions of, or constitute a default under any contract, agreement, license, understanding, indenture, mortgage, deed of trust, loan agreement, joint venture, lease (including without limitation any sale and leaseback arrangement) or bond, debenture, note or other evidence of indebtedness, to which the Company is a party or by or to which it or its properties (including without limitation all Company Intellectual Property (as defined in Section 3.9(b)) are or may be bound or subject (each, a "Contract") or any law, order, ruling, rule, regulation, writ, assessment, injunction, judgment or decree of any government or governmental court, agency or body, domestic or foreign, having jurisdiction over the Company or over any of its respective properties (including without limitation all Company Intellectual Property) or Contracts ("Government Entity") or by or to which they or such of its properties or Contracts are or may be bound or subject (each, a "Law"), except in the case of this clause (B), such defaults or violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No consent, approval, authorization or order of or qualification with any Government Entity is required for the execution and delivery of this Agreement or the other Operative Agreements and the consummation by the Company of the transactions herein and therein contemplated, except such consents (i) that will be obtained prior to the Closing Dates and
         (ii) as may be required under the Securities Act, the Exchange Act (if applicable), the Rules and Regulations, or under state or other securities or blue sky laws or the National Association of Securities Dealers, Inc. (the "NASD"), all of which requirements will be satisfied in all material respects at or prior to the Closing Dates.

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                           3.3      Litigation; Contracts. Except as disclosed
         in the SEC Documents, there are no actions, suits, claims, investigations or proceedings pending or, to the Company's knowledge, threatened to which the Company or, to the Company's knowledge, to which any of its respective directors or officers is a party, or of which any of its respective properties (including without limitation all Company Intellectual Property) or any Contract is the subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, if adversely decided, would be reasonably likely to result in a decision, ruling, finding, judgment, decree, order or settlement having a Material Adverse Effect or to prevent consummation of the transactions contemplated hereby. There are no Contracts of a character required to be described or referred to in the SEC Documents, and/or filed as an exhibit to, by the Securities Act, the Exchange Act or the Rules and Regulations which have not been accurately described in all material respects in the SEC Documents, and/or filed as an exhibit to such SEC Documents. Except to the extent disclosed in the SEC Documents, the Contracts described in the SEC Documents are in full force and effect and are valid agreements, enforceable by the Company, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except where the enforceability and validity thereof would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No event has occurred, and no circumstances or condition exists, that (with or without notice or lapse of time) (A) has resulted or is reasonably likely to result in a breach, default, violation or waiver of any Contract or any provision thereof; (B) gives or is reasonably likely to give any party to any Contract the right to declare a breach, default or violation of or exercise any remedy under such Contract; (C) gives or is reasonably likely to give any party to any Contract the right to cancel, terminate, modify or be excused from performance of any obligations under such Contract; or (D) has resulted or is reasonably likely to result in a violation of any Law or in imposition of any fines, penalties, damages, injunctions, prohibitions or other sanctions, except in the cases of clauses (A), (B) and (C) where such breaches, defaults, violations, waivers, remedies, cancellations, terminations, modifications excuses or impositions would not reasonably by expected to have, individually or in the aggregate, a Material Adverse Effect.

                           3.4 Capitalization. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and have not been issued in violation of any preemptive rights or other rights to subscribe for or purchase securities. The authorized capital stock of the Company consists of (i) 225,000,000 shares of Common Stock, of which approximately 36,401,854 shares are outstanding on the date hereof and (ii) 25,000,000 shares of preferred stock, of which no shares are outstanding on the date hereof. Except for options to purchase Common Stock, other equity awards issued to employees and consultants of the Company pursuant to employee benefits plans and the warrants disclosed in the SEC Documents, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or

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         cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests. There are no voting agreements or other similar arrangements with respect to the Common Stock to which the Company is a party. The description of the Company's stock option plans, employee stock purchase plans or similar arrangements, and the options or other rights granted and exercised thereunder, set forth in the SEC Documents accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights. Except as described in the SEC Documents or as have been waived, no person or entity has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other person or entity. The issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other person or entity (other than the Purchasers) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

                           3.5 Authorization. The Securities have been duly authorized for issuance and sale to the Purchasers pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. The Underlying Shares have been duly and validly authorized and reserved for issuance and, upon exercise of the Warrants in accordance with their terms, including payment of the exercise price therefore, the Underlying Shares will be validly issued, fully paid and nonassessable and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. No preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Securities or the issuance and sale thereof, other than those that have been expressly waived prior to the date hereof, those that will have been expressly waived prior to the Closing Dates, and those that will automatically expire upon or will not apply to the consummation of the transactions contemplated on the Closing Dates. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Securities, except as may be required (i) under state or other securities or blue sky laws or (ii) pursuant to the Registration Rights Agreement. The Company does not have a stockholder rights plan or other "poison pill" arrangement and no provision of the Company's Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Purchasers as a result of the transactions contemplated hereby.

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                           3.6      Accountants. PricewaterhouseCoopers LLP,
         whose report on the financial statements of the Company is filed with the SEC in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, are independent registered public accountants as required by the Securities Act and the Rules and Regulations. Except as described in the SEC Documents and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, to the Company's knowledge, PricewaterhouseCoopers LLP has not engaged in any "prohibited activities" (as defined in Section 10A of the Exchange Act) on behalf of the Company.

                           3.7      Financial Statements. The financial
         statements of the Company contained in the SEC Documents, together with the related schedules and notes: (i) present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified; (ii) have been prepared in compliance with requirements of the Securities Act and the Rules and Regulations and in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods presented and present fairly, in all material respects, the information required to be stated therein (provided, however, that the statements that are unaudited are subject to normal year-end adjustments and do not contain certain footnotes required by generally accepted accounting principles); (iii) comply with the antifraud provisions of the federal securities laws; and (iv) describe accurately, in all material respects, the controlling principles used to form the basis for their presentation. There are no financial statements (historical or pro forma) and/or related schedules and notes that are required to be included in the SEC Documents that are not included as required by the Securities Act, the Exchange Act and/or the Rules and Regulations.

                           3.8 No Changes. Subsequent to December 31, 2006, except as otherwise described in the SEC Documents, there has not been
         (i) any change, development or event that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (ii) any transaction that is material to the Company, (iii) any obligation, direct or contingent, that is material to the Company, incurred by the Company, (iv) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or (vi) any loss or damage (whether or not insured) to the property of the Company that has been sustained or will have been sustained that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                           3.9      Property.

                                    (a)      Except as set forth in the SEC
         Documents: (i) the Company has good and marketable title to all properties and assets described in the SEC Documents as owned by it free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, whether imposed by agreement, contract, understanding, law, equity or otherwise, except for Permitted Liens (as defined below) or where any failure to have good and marketable title to such properties and assets, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (ii) the Company has valid and enforceable leases, including without limitation any leases that are the subject of any sale and leaseback arrangement, for all properties described in the SEC Documents as

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         leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. Except as set forth in the SEC Documents, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted. A "Permitted Lien" shall mean (i) liens for taxes not yet due, (ii) mechanics liens and similar liens for labor, materials or supplies incurred in the ordinary course of business for amounts that are not delinquent and (iii) any liens that individually or in the aggregate are not material.

                                    (b)      Except as described in the SEC
         Documents, to the Company's knowledge the Company owns or has valid, binding and enforceable licenses or other rights to use the patents and patent applications, inventions, copyrights, trademarks, service marks, trade names, service names, technology or know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights and excluding generally commercially available "off the shelf" software programs licensed pursuant to shrink wrap or "click and accept" licenses) necessary to conduct its business in the manner described in the SEC Documents (collectively, the "Company Intellectual Property"), except for any Company Intellectual Property the absence of which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Company Intellectual Property is free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, whether imposed by agreement, contract, understanding, law, equity or otherwise, except for Permitted Liens or where any failure to have such adequate licenses or other rights of use to such Intellectual Property, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or except as described in the SEC Documents. The Company is not obligated to pay a royalty, grant a license or provide other consideration to any third party in connection with the Company Intellectual Property other than as disclosed in the SEC Documents or except as could not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Documents or as could not reasonably be expected to have a Material Adverse Effect, (i) the Company has not received any notice of infringement or conflict with asserted rights of others with respect to any Company Intellectual Property, (ii) the conduct of the business of the Company in the manner described in the SEC Documents does not and will not, to the knowledge of the Company, infringe, interfere or conflict with any valid issued patent claim or other intellectual property right of any third party known to the Company and (iii) no third party, including any academic or governmental organization, possesses rights to the Company Intellectual Property which, if exercised, would enable such party to develop products competitive to those of the Company. Except as disclosed in the SEC Documents, the Company has not received any notice or has any knowledge of (i) any potential infringement or misappropriation by others of the Company Intellectual Property or (ii) any intellectual property of others that potentially conflicts or interferes with the Company Intellectual Property, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Company's knowledge, no claim of any patent or patent application (assuming the claims of patent applications issue as currently pending) included in the Company Intellectual Property is unenforceable or invalid, except for such unenforceability or invalidity that would not reasonably be expected to

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         result, individually or in the aggregate, in a Material Adverse Effect or except as described in the SEC Documents. Each former and current employee and independent contractor of the Company has signed and delivered one or more written contracts with the Company pursuant to which such employee or independent contractor assigns to the Company all of his, her or its rights in and to any inventions, discoveries, improvements, works of authorship, know-how or information made, conceived, reduced to practice, authored or discovered in the course of employment by or performance of services for the Company and any and all patent rights, copyrights, trademark and other intellectual property rights therein or thereto.

                           3.10 Tax Returns. The Company has timely filed all federal, state and foreign income and franchise tax returns required to be filed by the Company on or prior to the date hereof, and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the Company's knowledge, might be asserted against the Company that could reasonably be expected to have a Material Adverse Effect. All tax liabilities are adequately provided for on the books of the Company.

                           3.11     Internal Controls. The Company has
         established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           3.12 Audit Committee. The Company's Board of Directors has validly appointed an Audit Committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of the NASD (the "NASD Rules") and the Board of Directors and/or the Audit Committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules. The Audit Committee has reviewed the adequacy of its charter within the past 12 months.

                           3.13 Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act). Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company is in compliance in all material respects with all provisions currently in effect and applicable to the Company of the Sarbanes-Oxley Act of 2002, and all rules and regulations promulgated thereunder or implementing the provisions thereof.

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                           3.14     Insurance. The Company maintains insurance
         with insurers of recognized financial responsibility of the types and in the amounts it reasonably believes to be adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering the acts and omissions of directors and officers, real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

                           3.15 Losses. The Company has not sustained since December 31, 2006 any losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than any losses or interferences which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                           3.16 Labor Disputes. No labor dispute with employees of the Company exists or, to the Company's knowledge, is imminent which could reasonably be expected to have a Material Adverse Effect. No collective bargaining agreement exists with any of the Company's employees and, to the Company's knowledge, no such agreement is imminent.

                           3.17 NASDAQ Global Market. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the NASDAQ Global Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Global Market. Except as disclosed in the Company's Form 8-K filed on May 10, 2005, the Company has not received any notification that the SEC or the NASDAQ Stock Market LLC is contemplating terminating such registration or listing. The Company has taken all actions necessary to list the Securities for quotation on the NASDAQ Global Market. The Company is in compliance with all corporate governance requirements of the NASDAQ Global Market except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect. The Company shall comply with all requirements of the NASD with respect to the issuance of the Shares and the listing of the Shares on the NASDAQ Global Market and such other securities exchange or automated quotation system, as applicable. The sale and issuance of the Securities does not require stockholder approval, including, without limitation, pursuant to the NASD Rules.

                           3.18 Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                           3.19 Offering Materials. Other than the SEC Documents and the Operative Agreements (collectively, the "Offering Materials"), the Company has not distributed and, prior to the Closing Dates, will not distribute, any offering materials in connection with the offering and sale of the Securities. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would require the offer, issuance or sale of the Shares, as contemplated by this Agreement, to be registered under Section 5 of the Securities Act (other than pursuant to the Registration Rights Agreement).

                           3.20 No Manipulation of Stock. Neither the Company nor, to its knowledge, any of its affiliates has taken, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                           3.21 ERISA. The Company is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), except where a failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; to the Company's knowledge, no unwaivable "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                           3.22 Environmental. Except as set forth in the SEC Documents: (i) the Company is in material compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business; (ii) the Company has not received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the SEC Documents; (iii), to the Company's knowledge, the Company is not currently required to make future material capital expenditures to comply with Environmental Laws; and (iv) to the Company's knowledge, no property that is owned, leased or occupied by the Company has been designated a Superfund site pursuant to the Comprehensive Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

                           3.23 Outstanding Loans to Officers or Directors. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them.

                           3.24     Regulatory Compliance.

                                    (a)      The Company possess all
         certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business as currently conducted, including without limitation all such certificates, authorizations and permits required by the United States Food and Drug Administration (the "FDA") or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except where the failure to so possess such certificates, authorizations and permits, individually or in the aggregate, would not result in a Material Adverse Effect or except as disclosed in the SEC Documents. The Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                                    (b)      Except to the extent disclosed in
         the SEC Documents, the Company has not received any written notices or statements from the FDA, the European Medicines Agency (the "EMEA") or any other governmental agency, and otherwise has no knowledge or reason to believe, that (i) any new drug application or marketing authorization application for any product or potential product of the Company is or has been rejected or determined to be non-approvable or conditionally approvable; and (ii) any license, approval, permit or authorization to conduct any clinical trial of or market any product or potential product of the Company has been, will be or may be suspended or revoked, except in the cases of clauses (i) and (ii) where such rejections, determinations, delays, requests, suspensions, revocations, modifications or limitations could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                                    (c)      To the Company's knowledge, the
         preclinical and clinical testing, application for marketing approval of, manufacture, distribution, promotion and sale of the products and potential products of the Company is in compliance, in all material respects, with all laws, rules and regulations applicable to such activities, including without limitation applicable good laboratory practices, good clinical practices and good manufacturing practices, except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect. The descriptions of the results of such tests and trials contained in the SEC Documents are accurate in all material respects. Except to the extent disclosed in the SEC Documents, the Company has not received notice of adverse finding, warning letter or clinical hold notice from the FDA or any non-U.S. counterpart of any of the foregoing, or any untitled letter or other correspondence or notice from the FDA or any other governmental authority or agency or any institutional or ethical review board alleging or asserting noncompliance with any law, rule or regulation applicable in any jurisdiction, except notices, letters and correspondence and non-U.S. counterparts thereof alleging or asserting such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, field correction, market withdrawal or replacement, safety alert, warning, "dear doctor" letter, investigator notice, or other notice or action relating to an alleged or potential lack of safety or efficacy of any product or potential product of the Company, or any violation of any material applicable law, rule, regulation or any clinical trial or marketing license, approval, permit or authorization for any product or potential product of the Company, except such notices or actions as would not, individually or in the aggregate, have a Material Adverse Effect.

                           3.25 Lock-Up Agreements. The Company has caused each person listed on Schedule I hereto to furnish to the Placement Agent (as defined herein), on or prior to the date of this Agreement, a letter or letters, in form and substance reasonably satisfactory to the Placement Agent (the "Lock-up Agreements"), pursuant to which such person shall agree not to, directly or indirectly, for a period (the "Lock-up Period") commencing on the date of this Agreement and ending on the Effectiveness Date of the Initial Registration Statement (as such terms are defined in the Registration Rights Agreement), offer, sell, pledge, contract to sell, grant any option to purchase, grant a security interest in, hypothecate or otherwise sell or dispose of (collectively, a "Transfer") any shares of Common Stock (including without limitation, shares of Common Stock that may be deemed to be beneficially owned by such person in accordance with the Rules and Regulations and shares of Common Stock that may be issued upon the exercise of a stock option or warrant) or any securities convertible into, derivative of or exchangeable or exercisable for Common Stock (collectively, "Covered Securities"), owned directly by such person or as to which such person has the power of disposition, in any such case whether owned as of the date of such letter or acquired thereafter, except for such Transfers that are expressly permitted by the Lock-up Agreements. The foregoing restrictions have been expressly agreed to preclude the holder of the Covered Securities from engaging in any hedging or other transaction, as more fully described in the Lock-up Agreements. Furthermore, such person has also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Covered Securities held by such person except in compliance with this restriction. The Company hereby represents and warrants that it will not release, prior to the expiration of the Lock-up Period, any of its officers from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of Pacific Growth Equities, LLC.

                           3.26     SEC Documents. The Company has made
         available to each Purchaser, a true and complete copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2006, each current report on Form 8-K (except for the information deemed to be furnished and not filed therewith), and definitive proxy statement, filed by the Company with the SEC during the period commencing on January 1, 2007 and ending on the date hereof. The Company will, promptly upon the filing thereof, also make available to each Purchaser all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and definitive proxy statements filed by the Company with the SEC during the period commencing on the date hereof and ending on the Closing Dates (all such materials required to be furnished to each Purchaser pursuant to this sentence or pursuant to the next preceding sentence of this Section 3.26 being called, collectively, the "SEC Documents"). The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement. As of their respective filing dates, the SEC Documents complied or, when filed will comply in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and none of the SEC Documents contained or, when filed, will contain any untrue statement of a material fact or omitted or, when filed, will omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, as of their respective filing dates, except to the extent corrected by a subsequently filed SEC Document.

                           3.27 Brokers or Finders. Except for Pacific Growth Equities, LLC, the Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement, and, except for certain fees and expenses payable by the Company to Pacific Growth Equities, LLC, the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                           3.28 No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances within the prior six months that would require registration under the Securities Act of the issuance of the Securities to the Purchasers.

                           3.29 No General Solicitation. Neither the Company nor, to the knowledge of the Company, any person acting for the Company, has conducted any "general solicitation" (as such term is defined in Regulation D) with respect to any of the Securities being offered hereby. The Company will not distribute any offering material in connection with the sale of the Securities prior to the Closing Dates, other than this Agreement, the Registration Rights Agreement and the SEC Documents.

                           3.30 Private Placement. The offer and sale of the Securities to the Purchasers as contemplated hereby is exempt from the registration requirements of the Securities Act.

                           3.31 S-3 Eligibility. The Company is eligible to use Form S-3 to register the Registrable Securities (as such term is defined in the Registration Rights Agreement) for sale by the Purchasers as contemplated by the Registration Rights Agreement.

                           3.32 Disclosures. Neither the Company nor any person or entity acting on its behalf has provided the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby, except as has been provided pursuant to confidentiality agreements with certain of the Purchasers or as has been acquired by certain Purchasers in the ordinary course of the performance of their duties as employees or directors of the Company.

         4.       Representations and Warranties of the Purchasers. Each
                  ------------------------------------------------
Purchaser severally for itself, and not jointly with the other Purchasers, represents and warrants to the Company as follows:

                           4.1 Authorization. All action on the part of such Purchaser and, if applicable, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of the Operative Agreements and the consummation of the transactions contemplated herein and therein has been taken. When executed and delivered, each of the Operative Agreements will constitute the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. Such Purchaser has all requisite corporate power to enter into each of the Operative Agreements and to carry out and perform its obligations under the terms of the Operative Agreements. Such Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities for an indefinite period of time.

                           4.2 Purchase Entirely for Own Account. Such Purchaser is acquiring the Securities being purchased by it hereunder for investment, for its own account, and not for resale or with a view to distribution thereof in violation of the Securities Act. Such Purchaser has not entered into an agreement or understanding with any other party to resell or distribute such Securities.

                           4.3 Investor Status; Etc. Such Purchaser certifies and represents to the Company that it is now, and at the time such Purchaser acquires any of the Securities, such Purchaser will be, an "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and was not organized for the purpose of acquiring the Securities. Such Purchaser's financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of its entire investment. Such Purchaser has received, reviewed and considered all information it deems necessary in making an informed decision to make an investment in the Securities and has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

                           4.4 Shares Not Registered. Such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. The Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

                           4.5 No Conflict. The execution and delivery of the Operative Agreements by such Purchaser and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser, (ii) any material agreement or instrument, permit, franchise, or license or (iii) any judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

                           4.6 Brokers. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

                           4.7 Consents. All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the First Closing.

                           4.8 Acknowledgments Regarding Placement Agent. Each Purchaser acknowledges that Pacific Growth Equities, LLC is acting as placement agent (the "Placement Agent") for the Securities being offered hereby and will be compensated by the Company for acting in such capacity. Each Purchaser further acknowledges that the Placement Agent has acted solely as placement agent for the Company in connection with the offering of the Securities by the Company, that if the Placement Agent provided any information and data to such Purchaser in connection with the transactions contemplated hereby, that such information and data have not been subjected to independent verification by the Placement Agent, and that the Placement Agent makes no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material. Each Purchaser further acknowledges that in making its decision to enter into this Agreement and purchase the Securities it has relied on its own examination of the Company and the terms of, and consequences, of holding the Securities. The Purchaser agrees that neither the Placement Agent nor any of its controlling persons, Affiliates, directors, officers, employees or consultants shall have any liability to the Purchaser or any person asserting claims on behalf of or in right of the Purchaser for any losses, claims, damages, liabilities or expenses arising out of or relating to this Agreement or the Purchaser's purchase of Securities. Each Purchaser further acknowledges that the provisions of this Section 4.8 are also for the benefit of, and may also be enforced by, the Placement Agent.

                           4.9      Information. Each Purchaser and its
         advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Securities, if any, that have been requested by the Purchaser or its advisors, if any. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser acknowledges and understands that its investment in the Securities involves a significant degree of risk, including the risks reflected in the SEC Documents.

                           4.10 No Public Offering. Such Purchaser has not received any information relating to the Securities or the Company, and is not purchasing the Securities as a result of, any form of general solicitation or general advertising, including but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or pursuant to any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

                           4.11     Short Positions; Certain Trading
         Limitations. Such Purchaser will not, at any time, use any of the Securities acquired pursuant to this Agreement to cover any short position in the Common Stock if doing so would be in violation of applicable securities laws. The Purchaser (i) represents that on and from the date the Purchaser first became aware of the offering of the Shares until the date hereof neither it nor anyone acting on its behalf has engaged in and (ii) covenants that for the period commencing on the date hereof and ending on the earlier to occur of (A) the Company's issuance of a press release disclosing the transactions contemplated hereby and (B) the Company's filing of a Current Report on Form 8-K disclosing the transactions contemplated hereby, neither it nor anyone acting on its behalf will, engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in, or be characterized as, a sale, an offer to sell, a solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to (collectively, a "Disposition") the Common Stock of the Company by the Purchaser or any person or entity. Such prohibited hedging or other transaction would include without limitation effecting any short sale (whether or not such sale or position is "against the box") or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Common Stock of the Company or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company.

                           4.12 Broker-dealer. The Purchaser is not a broker-dealer. If the Purchaser is an affiliate of a broker-dealer, the Purchaser is acquiring the Shares in the ordinary course of its business.

                           4.13     Affiliates. To the knowledge of the
         Purchaser, the Purchaser is not an affiliate of the Company, except as otherwise disclosed such Purchaser's Investor Questionnaire.

         5.       Conditions Precedent.
                  --------------------

                           5.1      Conditions to the Obligation of the
         Purchasers to Consummate the Closings. The obligation of each Purchaser to consummate the First Closing and the Additional Closing and to purchase and pay for the Securities being purchased by it pursuant to this Agreement is subject to the satisfaction of the following conditions precedent:

                                    (a)      The representations and warranties
         of the Company contained herein shall be true and correct on and as of the Closing Dates with the same force and effect as though made on and as of the Closing Dates (it being understood and agreed by each Purchaser that, in the case of any representation and warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.1(a)).

                                    (b)      The Registration Rights Agreement
         shall have been executed and delivered by the Company.

                                    (c)      The Company shall not have been
         adversely affected in any material way prior to the Closing Dates; and the Company shall have performed all obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Dates.

                                    (d)      The Company shall have filed with
         Nasdaq a true and complete Notification Form: Listing of Additional Shares covering the Shares and the Underlying Shares.

                                    (e)      No proceeding challenging this
         Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the First Closing or the Additional Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

                                    (f)      The purchase of and payment for the
         Securities by the Purchasers shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

                                    (g)      The Company shall have obtained and
         delivered to the Purchasers the Lock-up Agreements referred to in
         Section 3.25 hereof.

                                    (h)      A minimum of 80% of the funds to be
         received by the Company shall have been received as payment for shares of Common Stock in accordance with this Agreement.

                                    (i)      All instruments and corporate
         proceedings in connection with the transactions contemplated by this Agreement to be consummated at the First Closing and the Additional Closing shall be reasonably satisfactory in form and substance to such Purchaser, the Purchasers shall have received an opinion of legal counsel to the Company substantially in the form of Exhibit C attached hereto, and such Purchaser shall have received such certificates of the Company's officers as such Purchaser may have reasonably requested in connection with such transactions.

                                    (j)      No stop order or suspension of
         trading shall have been imposed by Nasdaq, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

                           5.2 Conditions to the Obligation of the Company to Consummate the Closings. The obligation of the Company to consummate the First Closing and the Additional Closing and to issue and sell to each of the Purchasers the Securities to be purchased by it at the First Closing and the Additional Closing is subject to the satisfaction of the following conditions precedent:

                                    (a)      The representations and warranties
         contained herein of such Purchaser shall be true and correct on and as of the Closing Dates with the same force and effect as though made on and as of the Closing Dates (it being understood and agreed by the Company that, in the case of any representation and warranty of each Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects in order to satisfy as to such representation or warranty the condition precedent set forth in the foregoing provisions of this Section 5.2(a)).

                                    (b)      The Registration Rights Agreement
         shall have been executed and delivered by each Purchaser.

                                    (c)      The Purchasers shall have performed
         all obligations and conditions herein required to be performed or observed by the Purchasers on or prior to the Closing Dates.

                                    (d)      No proceeding challenging this
         Agreement or the transactions contemplated hereby, or seeking to prohibit, alter, prevent or materially delay the First Closing or the Additional Closing, shall have been instituted before any court, arbitrator or governmental body, agency or official and shall be pending.

                                    (e)      The sale of the Securities by the
         Company shall not be prohibited by any law or governmental order or regulation. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of any other person with respect to any of the transactions contemplated hereby shall have been duly obtained or made and shall be in full force and effect.

                                    (f)      Each of the Purchasers shall have
         executed and delivered to the Company an Investor Questionnaire, in the form attached hereto as Appendix I, pursuant to which each such Purchaser shall provide information necessary to confirm each such Purchaser's status as an "accredited investor" (as such term is defined in Rule 501 promulgated under the Securities Act) and to enable the Company to comply with the Registration Rights Agreement.

                                    (g)      Each of the other Purchasers shall
         have purchased, in accordance with this Agreement, the number of shares of Common Stock set forth opposite its name under the heading "Number of Shares to be Purchased" and the number of Warrants set forth opposite its name on Exhibit A.

                                    (h)      All instruments and corporate
         proceedings in connection with the transactions contemplated by this Agreement to be consummated at the First Closing and the Additional Closing shall be satisfactory in form and substance to the Company, and the Company shall have received counterpart originals, or certified or other copies of all documents, including without limitation records of corporate or other proceedings, which it may have reasonably requested in connection therewith.

         6.       Transfer, Legends.
                  -----------------

                           6.1      Securities Law Transfer Restrictions.

                                    (a)      Each Purchaser understands that the
         Securities have not been registered under the Securities Act or any state securities laws, and each Purchaser agrees that it will not make a Disposition of Securities nor will such Purchaser engage in any hedging or other transaction which is designed to or could be reasonably expected to lead to or result in a Disposition of Securities by such Purchaser or any other person or entity unless (a) the resale of the Securities is registered under the Securities Act, or (b) such registration is not required under the Securities Act or any applicable state securities law due to the applicability of an exemption therefrom. In that connection, such Purchaser is aware of Rule 144 under the Securities Act and the restrictions imposed thereby. Such Purchaser acknowledges and agrees that no sales of the Securities may be made under a registration statement filed by the Company pursuant to the Registration Rights Agreement ("Registration Statement") and that the Securities are not transferable on the books of the Company unless the certificate submitted to the transfer agent evidencing the Securities is accompanied by a separate Purchaser's Certificate of Subsequent Sale: (i) in the form of Exhibit D hereto; (ii) executed by an officer of, or other authorized person designated by, the Purchaser; and (iii) to the effect that (A) the shares have been sold in accordance with a Registration Statement, the Securities Act and any applicable state securities or blue sky laws, and (B) if the Company has advised the Purchaser in writing that the Company no longer meets the conditions for the use of Rule 172 and as a result the Purchaser is required to deliver a prospectus in connection with such sale, that the requirement of delivering a current prospectus has been satisfied. Such prohibited hedging or other transactions would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities.

                                    (b)      Each Purchaser acknowledges that no
         action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of Securities, in any jurisdiction outside of the United States where action for that purpose is required. Each Purchaser outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agent is not authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the Securities.

                                    (c)      Each Purchaser hereby covenants
         with the Company not to make any sale of the Securities without complying with the provisions of the Operative Agreements and such Purchaser acknowledges that the certificates evidencing the Shares and each Warrant will be imprinted with a legend that prohibits their transference except in accordance therewith. Each Purchaser acknowledges that there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend a Registration Statement, until such time as an amendment to a Registration Statement has been filed by the Company and declared effective by the SEC or until the Company has amended or supplemented such Prospectus.

                           6.2      Legends.

                                    (a)      Each certificate requesting any of
         the Shares shall be endorsed with the legends set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT."

                                    (b)      Upon the earlier of (i)
         registration for resale pursuant to the Registration Rights Agreement or (ii) Rule 144(k) becoming available the Company shall (A) deliver to the transfer agent for the Common Stock (the "Transfer Agent") irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with either (1) a customary representation by the Purchaser that Rule 144(k) applies to the shares of Common Stock represented thereby or (2) a Purchaser's Certificate of Subsequent Sale in the form of Exhibit D hereto, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act. From and after the earlier of such dates, upon a Purchaser's written request, the Company shall promptly cause certificates evidencing the Purchaser's Securities to be replaced with certificates which do not bear such restrictive legends, and Underlying Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Underlying Shares. When the Company is required to cause an unlegended certificate to replace a previously issued legended certificate, if:
         (1) the unlegended certificate is not delivered to a Purchaser within three (3) Business Days of submission by that Purchaser of a legended certificate and supporting documentation to the Transfer Agent as provided above and (2) prior to the time such unlegended certificate is received by the Purchaser, the Purchaser, or any third party on behalf of such Purchaser or for the Purchaser's account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of shares represented by such certificate (a "Buy-In"), then the Company shall pay in cash to the Purchaser (for costs incurred either directly by such Purchaser or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such Purchaser as a result of the sale to which such Buy-In relates. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In.

                           (c) Notwithstanding the removal of legends as provided in Section 6.2(b) and subject in all respects to the requirements of a Purchasers' custodian, until a Purchaser's Shares are sold pursuant to a Registration Statement or Rule 144(k) becomes available to the Purchaser, the Purchaser shall continue to hold such shares in the form of a definitive stock certificate and shall not hold the shares in street name or in book-entry form with a securities depository.

         7.       Termination; Liabilities Consequent Thereon. This Agreement
                  -------------------------------------------
may be terminated and the transactions contemplated hereunder abandoned at any time prior to the First Closing only as follows:

                           (a) by any Purchaser (with respect to itself only), upon notice to the Company if the conditions set forth in
         Section 5.1 shall not have been satisfied on or prior to the fourth Trading Day following the date of this Agreement; or

                           (b)      by the Company, upon notice to the
         Purchasers if the conditions set forth in Section 5.2 shall not have been satisfied on or prior to the fourth Trading Day following the date of this Agreement; or

                           (c) at any time by mutual agreement of the Company and the Purchasers; or

                           (d) by any Purchaser (with respect to itself only), if there has been any breach of any representation or warranty or any material breach of any covenant of the Company contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by each Purchaser that, in the case of any representation or warranty of the Company contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this Section 7(d) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by the Company); or

                           (e) by the Company, if there has been any breach of any representation, warranty or any material breach of any covenant of any Purchaser contained herein and the same has not been cured within 15 days after notice thereof (it being understood and agreed by the Company that, in the case of any representation and warranty of the Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation or warranty will be deemed to have been breached for purposes of this
         Section 7(e) only if such representation or warranty was not true and correct in all material respects at the time such representation or warranty was made by such Purchaser).

         In the event of termination by the Company or any Purchaser of its obligations to effect the First Closing or the Additional Closing pursuant to this Section 7, written notice thereof shall forthwith be given to the other Purchasers and the other Purchasers shall have the right to terminate their obligations to effect the First Closing or the Additional Closing upon written notice to the Company and the other Purchasers. Any termination pursuant to this
Section 7 shall be without liability on the part of any party, unless such termination is the result of a material breach of this Agreement by a party to this Agreement in which case such breaching party shall remain liable for such breach notwithstanding any termination of this Agreement.

         8.       Agreements of the Company.
                  -------------------------

                           8.1 Lock-Up. The Company agrees that it will not, until 90 days after the Additional Closing Date, offer to sell, solicit offers to purchase or sell any of its capital stock or securities convertible into or exchangeable or exercisable for its capital stock, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for its capital stock, without the prior written consent of the Majority Purchasers; provided, however, that the foregoing shall not preclude the Company from issuing a pure debt instrument or from issuing stock options or Common Stock issuable upon exercise of outstanding options and warrants, or pursuant to employee benefit or stock purchase plans. The Company has not offered to sell, solicited offers to purchase or sold any securities during the six months preceding the date of this Agreement, and the Company will not offer to sell, solicit offers to purchase or sell, any securities during the six months following the date of this Agreement, that would be required to be integrated with the offer and sale of the Securities so as to require registration of the offer and sale of the Securities under the Securities Act of 1933, as amended.

                           8.2 Mergers. The Company agrees that it will not, prior to the date that is six (6) months from the Additional Closing Date, consummate a merger or other consolidation that could result in short swing liability under Section 16 of the Securities Exchange Act of 1934 ("Section 16") for any Purchaser; provided, however, that the foregoing shall not preclude the Company from entering into a definitive agreement with respect to such merger or other business combination.

         9.       Miscellaneous Provisions.
                  ------------------------

                           9.1 Public Statements or Releases. The Company shall by 8:30 a.m. Eastern time on the business day following the Closing Date, issue a press release and file a Current Report on Form 8-K, copies of each of which shall be provided to the Purchasers for review, disclosing the transactions contemplated hereby and make such other filings and notices in the manner and time required by the SEC. The Company and each Purchaser shall consult with each other in issuing any press releases and/or filing any Current Reports on Form 8-K or other such SEC Documents with respect to the transactions contemplated hereby, and none of the parties to this Agreement shall make, issue, or release any announcement, whether to the public generally, or to any of its suppliers or customers, with respect to this Agreement or the transactions provided for herein, or make any statement or acknowledgment of the existence of, or reveal the status of, this Agreement or the transactions provided for herein, without the prior consent of the other parties, which shall not be unreasonably withheld or delayed, provided, that nothing in this Section 9.1 shall prevent any of the parties hereto from making such public announcements as it may consider necessary in order for it to satisfy its legal obligations, but to the extent not inconsistent with such obligations, it shall provide the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

                           9.2 Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

                           9.3 Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

                           9.4 Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

                           9.5 Notices. Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be in writing and shall be sent by postage prepaid first class mail, courier or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder, and shall be deemed sufficient upon receipt when delivered personally or by courier, overnight delivery service or confirmed facsimile, or three
         (3) business days after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party's address or facsimile number as set forth below:

                  (a) All correspondence to the Company shall be addressed as follows:

                           20425 Seneca Meadows Parkway
                           Germantown, Maryland 20876
                           Attention:   Edward M. Rudnic, Ph.D.
                                        President and Chief Executive Officer
                           Facsimile:   (301) 944-6700

                  with a copy to:

                           Dewey Ballantine LLP
                           1301 Avenue of the Americas
                           New York, New York
                           Attention:   Frederick W. Kanner, Esq.
                           Facsimile:   (212) 259-6333

                  (b) All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth in Exhibit A.

                  (c) Any entity may change the address to which correspondence to it is to be addressed by written notification as provided for herein.

                           9.6 Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

                           9.7 Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

                           9.8 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial; Injunctive Relief.

                                    (a)      This Agreement shall be governed by
         and construed in accordance with the internal and substantive laws of the State of New York and without regard to any conflicts of laws concepts which would apply the substantive law of some other jurisdiction.

                                    (b)      Each of the parties hereto
         irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

                                    (c)      Each of the parties hereto
         acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

                           9.9 Amendments. This Agreement may not be amended or modified except pursuant to an instrument in writing signed by the Company and the Majority Purchasers; notwithstanding the foregoing, Section 8.2 hereof cannot be amended or waived without the consent of any purchaser that could incur short swing liability under
         Section 16..

                           9.10 Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

                           9.11 Expenses. Each party will bear its own costs and expenses in connection with this Agreement.

                           9.12 Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. No party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party, provided, however, that a Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors; provided, that no such assignment shall affect the obligations of such Purchaser hereunder. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.

                           9.13 Survival. The respective representations and warranties given by the parties hereto, and the other covenants and agreements contained herein, shall survive the Closing Dates and the consummation of the transactions contemplated herein for a period of two years, without regard to any investigation made by any party.

                           9.14 Counterpart. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                           9.15 Entire Agreement. This Agreement and the Registration Rights Agreement constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Majority Purchasers.

                           9.16     Independent Nature of Purchasers'
         Obligations and Rights. The obligations of each Purchaser under any Operative Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Operative Agreement. Nothing contained herein or in any other Operative Agreement, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Operative Agreements and the Company acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Operative Agreements. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Operative Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                           9.17     Equal Treatment of Purchasers. No
         consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Operative Agreements. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

                           9.18 Costs of Enforcement. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Operative Agreements, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the day and year first above written.

                                    ADVANCIS PHARMACEUTICAL CORPORATION


                                    By:   /s/: Edward M. Rudnic
                                           -------------------------------------
                                    Name:  Edward M. Rudnic, Ph.D.
                                    Title: President and Chief Executive Officer

THE PURCHASER'S SIGNATURE TO THE INVESTOR QUESTIONNAIRE DATED OF EVEN DATE HEREWITH SHALL CONSTITUTE THE PURCHASER'S SIGNATURE TO THIS SECURITIES PURCHASE AGREEMENT.

                 Signature Page to Securities Purchase Agreement

                                    EXHIBIT A
                                    ---------

                             SCHEDULE OF PURCHASERS
                             ----------------------

                                                   NUMBER OF          NUMBER OF
                                                 SHARES TO BE      WARRANTS TO BE      AGGREGATE PURCHASE
PURCHASER NAME AND ADDRESS                         PURCHASED         PURCHASED                PRICE            CLOSING DATE
----------------------------------------------   -------------    ----------------    --------------------    ---------------
Playback & Company                                   2,000,000           1,500,000           $4,727,500.00     April 12, 2007
c/o Federated Kaufman Fund
140 East 45th St.
New York, NY 10017
Attn: Hans Utsch

Tang Capital Partners, L.P.                          1,900,000           1,425,000           $4,491,125.00     April 12, 2007
c/o Tang Capital Management, LLC
4401 Eastgate Mall
San Diego, CA 92121
Attn: John Lemkey

Millennium Partners, L.P.                            1,200,000             900,000           $2,836,500.00     April 12, 2007
c/o Millennium Mgmt, LLC
666 Fifth Ave., 8th Floor
New York, NY 10103
Attn: Andrew Jacobs

Rho Ventures V, LP                                   1,103,144             827,358           $2,607,556.63     April 18, 2007
c/o RHO
152 West 57th St., 23rd Floor
New York, NY 10019
Attn: Jeff Martin

Rho Ventures V Affiliates, LP                           96,856              72,642             $228,943.37     April 18, 2007
c/o RHO
152 West 57th St., 23rd Floor
New York, NY 10019
Attn: Jeff Martin

HealthCare Ventures VI, L.P.                           682,903             512,177           $1,614,211.97     April 12, 2007
c/o HealthCare Ventures
44 Nassau St.
Princeton, NJ 08542
Attn: Jeffery Steinberg, CFO

HealthCare Ventures VII, L.P.                          217,097             162,823             $513,163.03     April 12, 2007
c/o HealthCare Ventures
44 Nassau St.
Princeton, NJ 08542
Attn: Jeffery Steinberg, CFO

Deerfield Special Situation Fund, LP                   216,450             162,337             $511,633.69     April 12, 2007
c/o Deerfield
780 Third Ave., 37th Floor
New York, NY 10017
Attn: Darren Levine, CFO

Deerfield Special Situation Fund International         433,550             325,163           $1,024,803.81     April 12, 2007
c/o Deerfield
780 Third Ave., 37th Floor
New York, NY 10017
Attn: Darren Levine, CFO

Boxer Capital LLC                                      600,000             450,000           $1,418,250.00     April 12, 2007
c/o Tavistock Life Sciences
9381 Judicial Dr., Suite 200
San Diego, CA 921121
Attn: Aaron Davis

Frontpoint Healthcare Horizons Fund LP                 357,800             268,350             $845,749.75     April 12, 2007
c/o FrontPoint Partners
Two Greenwich Plaza
Greenwich, CT 06830
Attn: Louis Garcia

Frontpoint Long Horizons Healthcare Fund LP            142,200             106,650             $336,125.25     April 12, 2007
c/o FrontPoint Partners
Two Greenwich Plaza
Greenwich, CT 06830
Attn: Louis Garcia

SRB Greenway Capital, L.P.                              36,400              27,300              $86,040.50     April 12, 2007
c/o Greenway Capital
300 Crescent Ct., Suite 111
Dallas, TX 75201
Attn: Joe Worsham

SRB Greenway Capital, (Q.P), L.P.                      315,200             236,400             $745,054.00     April 12, 2007
c/o Greenway Capital
300 Crescent Ct., Suite 111
Dallas, TX 75201
Attn: Joe Worsham

SRB Greenway Offshore Operating Fund, LP                13,400              10,050              $31,674.25     April 12, 2007
c/o Greenway Capital
300 Crescent Ct., Suite 111
Dallas, TX 75201
Attn: Joe Worsham

The Jay Goldman Master L.P.                            160,800             120,600             $380,091.00     April 12, 2007
c/o J Goldman
152 West 57th St., 48th Floor
New York, NY 10019
Attn: Adam Reback

Woodmont Investments, LTD                              134,160             100,620             $317,120.70     April 12, 2007
c/o J Goldman
152 West 57th St., 48th Floor
New York, NY 10019
Attn: Adam Reback

Broadview Partners, LP                                   5,040               3,780              $11,913.30     April 12, 2007
c/o J Goldman
152 West 57th St., 48th Floor
New York, NY 10019
Attn: Adam Reback

MKM Longboat Multistrategy Master Fund LTD             250,000             187,500             $590,937.50     April 12, 2007
c/o MKM Longboat
5th Floor, Standbrook House
2-5 Old Bond St.
London, W154PD UK
Attn: Dominic Valder

Clarion Capital Corporation                            125,000              93,750             $295,468.75     April 12, 2007
c/o Clarion Management Ltd
3690 Orange Pl., Suite 400
Beachwood, OH
Attn: Tom Niehaus

Symmetry Capital Partners LP                            18,440              13,830              $43,587.55     April 12, 2007
c/o Symmetry Capital
One Montgomery St., Suite 3300
San Francisco, CA 94104
Attn: Kelly Seringer

Symmetry Capital Qualified Partners LP                  37,083              27,812              $87,654.94     April 12, 2007
c/o Symmetry Capital
One Montgomery St., Suite 3300
San Francisco, CA 94104
Attn: Kelly Seringer

Symmetry Parallax Partners LP                           40,796              30,597              $96,431.55     April 12, 2007
c/o Symmetry Capital
One Montgomery St., Suite 3300
San Francisco, CA 94104
Attn: Kelly Seringer

Symmetry Capital Offshore Fund LTD                      28,681              21,511              $67,794.71     April 12, 2007
c/o Symmetry Capital
One Montgomery St., Suite 3300
San Francisco, CA 94104
Attn: Kelly Seringer

James D. Russo                                          40,000              30,000              $94,550.00     April 12, 2007
11304 Taffrail Ct.
Reston, VA 20191
                                                 -------------    ----------------    --------------------
Total                                               10,155,000           7,616,250          $24,003,881.25
                                                 -------------    ----------------    --------------------

                                    EXHIBIT B
                                    ---------

                                 FORM OF WARRANT
                                 ---------------

                                    EXHIBIT C
                                    ---------

                                  LEGAL OPINION
                                  -------------

         [Note: Opinion will be subject to customary assumptions and qualifications]

         1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority necessary to own and lease its properties and to conduct its business as described in the SEC Documents. The Company is qualified to do business as a foreign corporation in the State of Maryland.

         2. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Operative Agreements and to issue and deliver the Securities. The Company has taken all necessary corporate action to authorize its execution, delivery and performance of each of the Operative Agreements and the issuance and delivery of the Securities.

         3. Each of the Operative Agreements has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms except as limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors; (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); (c) the effect of judicial decisions which have held that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; or (d) the discretion of the court before which any proceeding therefor may be brought, and except as the right to indemnification or contribution set forth in the Operative Agreements may be limited by public policy or applicable securities laws.

         4. The execution, delivery and performance of the Operative Documents and the issuance and sale of the Shares and Warrants by the Company pursuant to the terms of the Purchase Agreement on the date hereof have been duly authorized all required corporate action on the part of the Company and its stockholders. When issued and delivered in accordance with the terms of the Purchase Agreement against payment of the purchase price therefor, the Shares will be validly issued, full paid and nonassessable. The Underlying Shares have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms of the respective Warrants, will be validly issued, fully paid and nonassessable.

         5. The execution, deliver and performance of the Operative Agreements do not, and the issuance and sale of the Shares and Warrants on the date hereof as contemplated by the Purchase Agreement will not, (a) conflict with or violate the Company's Sixth Restated Certificate of Incorporation, as amended, or its Amended and Restated Bylaws, (b) conflict with or violate any judgment, order or decree of any court or governmental authority which to our knowledge is applicable to the Company or any of its properties, (c) result in a material violation, or conflict with, any U.S. federal or New York State statute, rule or regulation, or any provision of the Delaware General Corporation Law, in any case known to us to be applicable to the Company or its properties or (d) result in a material default by the Company under any of the contracts or agreements filed as exhibits to the SEC Documents.

         6. No consent, approval or authorization of or designation, declaration or filing with, any U.S. federal or New York State governmental authority, or any governmental authority, pursuant to the Delaware General Corporation Law, on the part of the Company is required in connection with the valid execution, delivery and performance of the Operative Agreements, or the offer, sale or issuance of the Shares or the Warrants, other than (a) such as have been made or obtained; (b) compliance with the Blue Sky laws or federal securities laws applicable to the offering of the Shares, the Warrants and the Underlying Shares; and (c) the filing of a Registration Statement in accordance with the requirements of the Registration Rights Agreement.

         7. Assuming (i) the accuracy and completeness of the representations and warranties of each of the Investors set forth in the Purchase Agreement and (ii) that neither the Company nor any other person (including, without limitation, any placement agent for the transactions contemplated by the Purchase Agreement) has engaged in any activity that would be deemed a "general solicitation" under the provisions of Regulation D under the Securities Act, the offer, issuance and sale of the Securities being purchased by the Purchasers at the Closing and the Additional Closing on the terms and conditions contemplated by the Purchase Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act (it being understood that we need express no opinion as to any subsequent resales of the Securities by the Purchasers).

                                    EXHIBIT D
                                    ---------

                   PURCHASER'S CERTIFICATE OF SUBSEQUENT SALE
                   ------------------------------------------

Attention:        Advancis Pharmaceutical Corporation
                  Chief Financial Officer

         The undersigned, [an officer of, or other person duly authorized by] ___________________________________________________________ [fill in official name of individual or institution] hereby certifies that he/she [said institution] is the Purchaser of the Securities evidenced by the attached certificate, and as such, has disposed of such shares on _____________________ in accordance with the Company's Registration Statement and, in the event that the Company has advised us in writing that the Company does not meet the conditions for use of Rule 172 and as a result we are required to deliver a prospectus in connection with such disposition, the requirement of delivering a current prospectus forming a part of such Registration Statement has been complied with in connection with such disposition.

Print or Type:


         Name of Purchaser
         (Individual or Institution):         ___________________________

         Name of Individual
         Representing Purchaser
         (if an institution):                 ___________________________

         Title of Individual
         Representing Purchaser
         (if an institution):                 ___________________________

Signature by:

         Individual Purchaser
         or Individual Representing
         Purchaser:                           ___________________________

                                   SCHEDULE I

                         SCHEDULE OF LOCK-UP AGREEMENTS
                         ------------------------------

Edward M. Rudnic, Ph.D., President and Chief Executive Officer

Robert C. Low, CPA, Vice President, Finance and Chief Financial Officer

Beth A. Burnside, Ph.D., Vice President, Pharmaceutical Research

Donald J. Treacy, Jr., Ph.D., Vice President, Analysis and Pharmaceutical
Quality

Sandra E. Wassink, Vice President, Pharmaceutical Development Operations

HealthCare Ventures group

                                   APPENDIX I

                         FORM OF INVESTOR QUESTIONNAIRE
                         ------------------------------

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SAID ACT AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM SAID ACT.

WARRANT NO. ______                                NUMBER OF SHARES: ____________
DATE OF ISSUANCE: April 12, 2007                  (subject to adjustment)

                           WARRANT TO PURCHASE SHARES
                               OF COMMON STOCK OF

                       ADVANCIS PHARMACEUTICAL CORPORATION

         This Warrant is issued to [_____________], or its registered assigns (the "Purchaser"), pursuant to that certain Securities Purchase Agreement, dated as of April 9, 2007, between Advancis Pharmaceutical Corporation, a Delaware corporation (the "Company"), the Purchaser and certain other purchasers thereunder (the "Purchase Agreement") and is subject to the terms and conditions of the Purchase Agreement.

         1.     EXERCISE OF WARRANT.

                (a) Method of Exercise. Subject to the terms and conditions herein set forth, upon surrender of this Warrant at the principal office of the Company and upon payment of the Warrant Price (as defined below) by wire transfer to the Company or cashier's check drawn on a United States bank made to the order of the Company, or exercise of the right to credit the Warrant Price against the fair market value of the Warrant Stock (as defined below) at the time of exercise (the "Net Exercise Right") pursuant to Section 1(b), Purchaser is entitled to purchase from the Company, at any time after the date hereof and on or before the date that is five (5) years from the Date of Issuance set forth above (the "Expiration Date"), up to ______ shares (as adjusted from time to time pursuant to the provisions of this Warrant) of Common Stock of the Company (the "Warrant Stock"), at a purchase price of $____ per share (the "Warrant Price").

                (b) Net Exercise Right. If the Company shall receive written notice from the holder of this Warrant at the time of exercise of this Warrant that the holder elects to exercise the Net Exercise Right, the Company shall deliver to such holder (without payment by the Purchaser of any exercise price in cash) that number of fully paid and nonassessable shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") equal to the quotient obtained by dividing (y) the value of this Warrant (or the specified portion thereof) on the date of exercise, which value shall be determined by subtracting
(1) the aggregate Warrant Price of the Warrant Stock (or the specified portion thereof) immediately prior to the exercise of this Warrant from (2) the Aggregate Fair Market Value (as defined below) of the Warrant Stock (or the specified portion thereof) issuable upon exercise of this Warrant (or specified portion thereof) on the date of exercise by (z) the Fair Market Value (as defined below) of one share of Common Stock on the date of exercise. The "Fair Market Value" of a share of Common Stock shall mean the last reported sale price and, if there are no sales, the last reported bid price, of the Common Stock on the business day prior to the date of exercise as reported by the NASDAQ Global Market or such other principal exchange or quotation system on which the Common Stock is then traded or, if the Common Stock is not publicly traded, the price determined in good faith by the Company's Board of Directors. The "Aggregate Fair Market Value" of the Warrant Stock shall be determined by multiplying the number of shares of Warrant Stock by the Fair Market Value of one share of Warrant Stock.

         2.     CERTAIN ADJUSTMENTS.

                (a) Mergers or Consolidations. If at any time after the date hereof there shall be a capital reorganization (other than a combination or subdivision of Warrant Stock otherwise provided for herein) (a "Reorganization"), or a merger or consolidation of the Company with another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant or a merger effected exclusively for the purpose of changing the domicile of the Company) (a "Merger"), then, as a part of such Reorganization or Merger, lawful provision shall be made so that the Purchaser shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Price, the number of shares of stock or other securities or property of the Company or the successor corporation resulting from such Reorganization or Merger, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled under the provisions of the agreement in such Reorganization or Merger if this Warrant had been exercised immediately before that Reorganization or Merger. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Purchaser after the Reorganization or Merger to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and the number of shares of Warrant Stock) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

                (b) Splits and Subdivisions; Dividends. In the event the Company should at any time, or from time to time, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Warrant Price shall be appropriately decreased and the number of shares of Warrant Stock shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares.

                (c) Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share Warrant Price shall be appropriately increased and the number of shares of Warrant Stock shall be appropriately decreased in proportion to such decrease in outstanding shares.

                (d) Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends paid out of net profits) or options or rights not referred to in Section 2(b), then, in each such case for the purpose of this
Section 2(d), upon exercise of this Warrant the holder hereof shall be entitled to a proportionate share of any such distribution as though such holder was the holder of the number of shares of Common Stock into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

         3. NO FRACTIONAL SHARES. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one share of Warrant Stock.

         4. NO STOCKHOLDER RIGHTS. Until the exercise of this Warrant or any portion of this Warrant, the Purchaser shall not have nor exercise any rights by virtue hereof as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company).

         5. RESERVATION OF STOCK. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock (or other securities, if applicable) to provide for the issuance of Warrant Stock (or other securities) upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Stock upon the exercise of this Warrant.

         6. MECHANICS OF EXERCISE. This Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant and the Notice of Exercise attached hereto as Exhibit A duly completed and executed on behalf of the holder hereof, at the principal office of the Company together with payment in full of the Warrant Price then in effect with respect to the number of shares of Warrant Stock as to which the Warrant is being exercised. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Stock issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date, the Company at its expense shall cause to be issued and delivered to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The shares of Warrant Stock issuable upon exercise hereof shall, upon their issuance, be validly issued, fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issue thereof. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised. [If (1) a certificate representing the Warrant Stock is not delivered to the holder within three (3) Business Days of the due exercise of this Warrant by the holder and (2) prior to the time such certificate is received by the holder, the holder, or any third party on behalf of the holder or for the holder's account, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of shares represented by such certificate (a "Buy-In"), then the Company shall pay in cash to the holder (for costs incurred either directly by such holder or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceeds the proceeds received by such holder as a result of the sale to which such Buy-In relates. The holder shall provide the Company written notice indicating the amounts payable to the holder in respect of the Buy-In.]

         7. CERTIFICATE OF ADJUSTMENT. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall, at its expense, promptly deliver to the record holder of this Warrant a certificate of an officer of the Company setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based.

         8. REPRESENTATIONS OF PURCHASER. As of the date hereof, the Purchaser hereby confirms the representations and warranties made by the Purchaser in Section 4 of the Purchase Agreement.

         9.     TRANSFER RESTRICTIONS.

                (a) Unregistered Security. The holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or applicable state securities laws (collectively, the "Acts"), and agrees not to sell, encumber or otherwise transfer this Warrant or any Warrant Stock issued upon its exercise unless (i) there is an effective registration statement under the Acts covering the transaction, (ii) the Company receives an opinion of counsel satisfactory to the Company that such registration is not required under the Acts, or (iii) the Company otherwise satisfies itself that registration is not required under the Acts. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

         10.    NOTICES OF RECORD DATE. In the event of:

                (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

                (b)    any Reorganization or Merger; or

                (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then and in each such event the Company will mail or cause to be mailed to the Purchaser (or a permitted transferee pursuant to Section 9(b) above) a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such Reorganization, Merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Reorganization, Merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) business days prior to the date therein specified.

         11. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft, destruction or mutilation of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         12. NO IMPAIRMENT. Except to the extent as may be waived by the holder of this Warrant, the Company will not, by amendment of its charter or through a Reorganization, Merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

         13. SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal U.S. holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal U.S. holiday.

         14. MISCELLANEOUS. This Warrant shall be governed by the laws of the State of New York. The Company and, by accepting this Warrant, the holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Company and the Purchaser. All notices and other communications from the Company to the Purchaser shall be sufficient if in writing and delivered (i) personally, (ii) by facsimile transmission (receipt verified), (iii) by registered or certified mail (return receipt requested), postage prepaid, or
(iv) sent by express courier service (receipt verified), to the address furnished to the Company in writing by the Purchaser. All such notices and communications to the Company shall be effective if delivered (i) personally,
(ii) by facsimile transmission (receipt verified), (iii) by registered or certified mail (return receipt requested), postage prepaid, or (iv) sent by express courier service (receipt verified), at 20425 Seneca Meadows Parkway, Germantown, Maryland 20878, Edward M. Rudnic, Ph.D., President and Chief Executive Officer, fax: (301) 944-6700, with a copy to Dewey Ballantine LLP, 1301 Avenue of the Americas, New York, New York 10019, Frederick W. Kanner, Esq., fax: (212) 259-6333. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, this Common Stock Purchase Warrant is issued effective as of the Date of Issuance first set forth above.


                                             ADVANCIS PHARMACEUTICAL CORPORATION


                                             By:
                                                    ----------------------------
                                             Name:  Edward M. Rudnic, Ph.D.
                                             Title: President and
                                                    Chief Executive Officer

                            SIGNATURE PAGE TO WARRANT

                                    EXHIBIT A
                                    ---------

                          NOTICE OF INTENT TO EXERCISE
                  (To be signed only upon exercise of Warrant)


To: Advancis Pharmaceutical Corporation

         The undersigned, the Purchaser of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ______________ (________) shares of Common Stock of Advancis Pharmaceutical Corporation and (choose one)

         __________ herewith makes payment of __________________ Dollars ($_________) thereof

         or

         __________ exercises the Net Exercise Right pursuant to Section 1(b) thereof and requests that the certificates for such shares be issued in the name of, and delivered to ___________________________, whose address is
_______________________________________________________________________________
_________________.


DATED:
       ------------------------


                                               (Signature must conform in all
                                               respects to name of the Purchaser
                                               as specified on the face of the
                                               Warrant)


                                               ---------------------------------

                                               ---------------------------------

                                               (Address)

                                    EXHIBIT B
                                    ---------

                            NOTICE OF ASSIGNMENT FORM

         FOR VALUE RECEIVED, ______________________ (the "Assignor") hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of Advancis Pharmaceutical Corporation (the "Company") covered thereby set forth below, to the following "Assignee" and, in connection with such transfer, represents and warrants to the Company that (i) such Assignee is a Qualifying Holder (as such term is defined in the Registration Rights Agreement between the Company and the Purchaser entered into in connection with the Purchase Agreement dated as of even date herewith) of the Assignor and (ii) the transfer is otherwise in compliance with Section 9(b) of the Warrant:

            NAME OF ASSIGNEE                           ADDRESS/FAX NUMBER


Dated:                                         Signature:
       ------------------------                           ----------------------

                                               Witness:
                                                          ----------------------

                             ASSIGNEE ACKNOWLEDGMENT

         The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is a Qualifying Holder and an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof.

                                          Signature:
                                                     ---------------------------

                                          By:
                                                     ---------------------------
                                          Its:
                                                     ---------------------------
                                          Address:
                                                     ---------------------------